EXHIBIT 99.3

                         INTERNATIONAL HOME FOODS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                          Three Months Ended
                                                                               March 31,
                                                                       2000               1999
                                                                   ------------       ------------
Net sales                                                          $    561,374       $    514,186
Cost of sales                                                           293,133            280,362
                                                                   ------------       ------------
       Gross profit                                                     268,241            233,824

Marketing expenses                                                      128,598            109,739
Selling, general, and administrative expenses                            71,541             60,959
                                                                   ------------       ------------
       Income from operations                                            68,102             63,126

Interest expense                                                         25,074             25,751
Other (income) expense, net                                                 244               (175)
Gain on sale of business                                                   --              (15,779)
                                                                   ------------       ------------
       Income before provision for income taxes                          42,784             53,329
Provision for income taxes                                               16,258             20,798
                                                                   ------------       ------------
       Net income                                                  $     26,526       $     32,531
                                                                   ============       ============
Basic earnings per share:
       Net income                                                  $       0.36       $       0.44
                                                                   ------------       ------------
       Shares used in computing basic earnings per share             73,918,374         73,303,266
                                                                   ------------       ------------
Diluted earnings per share:
       Net income                                                  $       0.35       $       0.43
                                                                   ------------       ------------
       Shares used in computing diluted earnings per share           76,028,707         75,802,674
                                                                   ------------       ------------



See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                           CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                     March 31,        December 31,
                                                                       2000               1999
                                                                   ------------       ------------
ASSETS

Current Assets:
      Cash and cash equivalents                                    $     16,369       $     14,310
      Accounts receivable, net of allowances                            181,530            180,671
      Inventories                                                       307,095            282,911
      Prepaid expenses and other current assets                          31,893             34,345
      Deferred income taxes                                              16,317             16,113
                                                                   ------------       ------------
          Total current assets                                          553,204            528,350

Property, plant and equipment, net                                      311,953            306,042
Intangible assets, net                                                  434,565            432,732
Deferred income taxes                                                   253,985            262,563
Other assets                                                             18,120             19,686
                                                                   ------------       ------------
          Total assets                                             $  1,571,827       $  1,549,373
                                                                   ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

      Current portion of long-term debt                            $     83,249       $     73,084
      Revolving credit facility                                         118,013             78,536
      Accounts payable                                                   56,945             69,669
      Book overdrafts                                                    26,186             22,457
      Accrued compensation and benefits                                  25,055             22,288
      Accrued advertising and promotion                                  48,450             39,550
      Accrued interest                                                   17,079             10,278
      Other accrued liabilities                                          35,328             38,967
                                                                   ------------       ------------
          Total current liabilities                                     410,305            354,829

Long-term debt                                                          962,671          1,024,378
Post-retirement benefits obligation                                      27,990             27,216
Other non-current liabilities                                               253                898
                                                                   ------------       ------------
          Total liabilities                                           1,401,219          1,407,321
                                                                   ------------       ------------
Commitments and contingencies

STOCKHOLDERS' EQUITY

Preferred stock - par value $0.01 per share; authorized,
      100,000,000 shares; no shares issued or outstanding          $       --         $       --
Common stock - par value $0.01 per share; authorized,
      300,000,000 shares; issued 78,364,174 and
      78,218,034 shares                                                     784                782
Additional paid-in capital                                               63,655             62,475
Treasury stock, at cost 4,400,000 shares                                (57,200)           (57,200)
Retained earnings                                                       164,453            137,927
Accumulated other comprehensive loss                                     (1,084)            (1,932)
                                                                   ------------       ------------
          Total stockholders' equity                                    170,608            142,052
                                                                   ------------       ------------
          Total liabilities and stockholders' equity               $  1,571,827       $  1,549,373
                                                                   ============       ============



See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                          Three Months Ended
                                                                               March 31,
                                                                       2000               1999
                                                                   ------------       ------------
OPERATING ACTIVITIES:
Net income                                                         $     26,526       $     32,531
Adjustments to reconcile net income to net cash
provided by operating activities:
    Depreciation and amortization                                        11,142             10,621
    Deferred income taxes                                                 8,374             10,921
    Stock option compensation                                              --                   26
    Gain on sale of business                                               --              (15,779)
Changes in assets and liabilities, net of acquisitions and divestiture:

    Increase in accounts receivable                                        (859)           (18,331)
    (Increase) decrease in inventories                                  (24,184)            26,088
    Decrease (increase) in other current assets                           2,452             (3,424)
    (Decrease) increase in accounts payable                             (12,724)             6,471
    Increase in accrued liabilities                                      14,829             28,773
    Increase in non-current assets                                         (632)              (179)
    Increase in non-current liabilities                                     129                738
                                                                   ------------       ------------
        Net cash provided by operating activities                        25,053             78,456
                                                                   ------------       ------------
INVESTING ACTIVITIES:
    Purchases of plant and equipment, net                               (12,375)           (10,865)
    Payments for acquired businesses, net of cash
      acquired                                                           (4,067)           (37,733)
    Proceeds from sale of business                                         --               30,000
                                                                   ------------       ------------
        Net cash used in investing activities                           (16,442)           (18,598)
                                                                   ------------       ------------
FINANCING ACTIVITIES:
    Increase (decrease) in book overdrafts                                3,729             (2,993)
    Repayment of long-term debt                                         (51,542)           (25,802)
    Borrowings from revolving credit facility                            89,500             13,124
    Repayment of borrowings from revolving
      credit facility                                                   (49,909)           (40,210)
    Proceeds from exercise of stock options                               1,182              1,232
                                                                   ------------       ------------
        Net cash used in financing activities                            (7,040)           (54,649)
                                                                   ------------       ------------
Effect of exchange rate changes on cash                                     488                821
                                                                   ------------       ------------
Increase in cash and cash equivalents                                     2,059              6,030

Cash and cash equivalents at beginning of period                         14,310             17,201
                                                                   ------------       ------------
Cash and cash equivalents at end of period                         $     16,369       $     23,231
                                                                   ============       ============
Cash paid during the period for:

    Interest                                                             17,185             14,604
    Income taxes                                                          1,404              1,814



See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

1.     ACCOUNTING POLICIES

       Interim Financial Statements

       In the opinion of International Home Foods, Inc. ("the Company"), the accompanying consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's financial position as of March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three month period are not necessarily indicative of the results to be expected for the full year.

       The December 31, 1999 consolidated balance sheet was derived from the Company's audited financial statements but does not include all disclosures required by generally accepted accounting principles. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1999 Annual Report on Form 10-K.

       Use of Estimates

       The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on judgments and estimates made by management. Actual results could differ from these estimates. Estimates are used when accounting for potential bad debts, inventory obsolescence and spoilage, trade and promotion allowances, coupon redemptions, depreciation and amortization, stock option compensation, deferred income taxes and tax valuation allowances, pension and post-retirement benefits, restructuring charges and contingencies, among other items.

       Reclassifications

       Certain 1999 amounts have been reclassified to conform with the 2000 presentation.

2.     INVENTORIES

       Inventories consist of:

                                                  March 31,        December 31,
                                                    2000               1999
                                                ------------       ------------
           Raw materials                        $     77,298       $     65,483
         Work in progress                              8,789              8,841
         Finished goods                              221,008            208,587
                                                ------------       ------------
              Total                             $    307,095       $    282,911
                                                ============       ============

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

3.    COMPREHENSIVE INCOME

      Comprehensive income is as follows:

                                                          Three Months Ended
                                                                March 31,
                                                        2000                1999
                                                     ------------        ------------
                                                               (unaudited)

      Net income                                    $     26,526        $     32,531

      Foreign currency translation
         Amount before taxes                        $      1,467        $        (89)
         Income tax (expense) benefit                       (619)                260
                                                    ------------        ------------
         Other comprehensive income                 $        848        $        171
                                                    ------------        ------------

      Total comprehensive income                    $     27,374        $     32,702
                                                    ============        ============

       The following amounts are included in Accumulated other comprehensive loss at March 31, 2000 and December 31, 1999:

                                                     March 31,          December 31,
                                                        2000                1999
                                                    ------------        ------------
Minimum pension liability                           $        (29)       $        (29)
Foreign currency translation                              (1,055)             (1,903)
                                                    ------------        ------------
    Accumulated other comprehensive loss            $     (1,084)       $     (1,932)
                                                    ============        ============


4.     BUSINESS SEGMENT INFORMATION

       The Company manufactures and markets a diversified portfolio of shelf-stable food products including entrees, side dishes, snacks, canned fish, canned meats as well as refrigerated surimi. The Company sells its products primarily in the United States, Canada and Mexico, and is not dependent on any single or major group of customers for its sales. The Company has three reportable business segments - Branded Products, Seafood and Private Label and Foodservice. Branded Products is defined as U.S. grocery sales for the following products: Chef Boyardee(R), Canned Meat and Beans brands (Libby's(R), Dennison's(R), Luck's(R) and Ranch Style(R), Ro*Tel(R), Specialty and Snack brands (PAM(R) cooking spray, Gulden's(R), Maypo(R), Wheatena(R), Maltex(R), G. Washington's(R), Crunch 'n Munch(R), Jiffy pop(R) and Campfire(R)). Seafood includes all sales for the Bumble Bee(R), Orleans(R), Libby's, Clover Leaf(R), Paramount(R) and Louis Kemp(R) brands of seafood products as well as private label and foodservice seafood sales. Private Label and Foodservice includes all private label canned pasta, cooking spray, fruit snacks, ready-to-eat cereals, wholesome snack bars, pie crust and personal care products and the sales to foodservice distributors. The All Other category is comprised of sales to the military, contract sales to Nestle, sales of Polaner(R) products and international sales which includes branded, private label and foodservice sales in Canada, Mexico, Puerto Rico, and other export sales.

       The Company sold its Polaner fruit spreads and spices business on February 5, 1999 (Note 6).

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

      Business Segment Information, (Continued)

      The Company sells the products in each of its segments primarily to grocery wholesalers and distributors, grocery stores and supermarkets, convenience stores, drug and mass merchants and warehouse clubs. The Company evaluates segment performance based upon segment operating income (earnings before interest expense, net other [income] expense, and income taxes excluding unusual or infrequently occurring items, restructuring charge and stock compensation expense [income]). Certain centrally incurred costs (Corporate), are not allocated to the operating segments.

      The Company allocates certain charges, including depreciation, amortization, agent and broker commissions, storage, packing and shipping charges, and administrative costs for salaries, insurance and employee benefits, to its Branded Products segment, and to its Private Label and Foodservice segment based on a percentage of net sales.

                                                      For the Three Months Ended
                                                               March 31,
                                                        2000               1999
                                                    ------------       ------------
Net sales:
    Branded Products                                $    220,614       $    206,029
    Seafood                                              187,427            159,966
    Private Label and Foodservice                         79,290             78,563
                                                    ------------       ------------
       Subtotal - Reportable Segments                    487,331            444,558
    All Other                                             74,043             69,628
                                                    ------------       ------------
       Total                                        $    561,374       $    514,186
                                                    ============       ============
Segment operating income:
    Branded Products                                $     41,342       $     39,801
    Seafood                                               13,033              9,834
    Private Label and Foodservice                         13,838             10,393
                                                    ------------       ------------
       Subtotal - Reportable Segments                     68,213             60,028
    All Other                                              5,521              5,750
                                                    ------------       ------------
           Total                                    $     73,734       $     65,778
                                                    ============       ============

                                                      For the Three Months Ended
                                                               March 31,
                                                        2000               1999
                                                    ------------       ------------
Reconciliation to Consolidated Results

Segment operating income                            $     73,734       $     65,778
Less:
  Stock compensation expense                                --                   26
  Unallocated expense                                      5,632              2,626
                                                    ------------       ------------
       Total consolidated income
         from operations                            $     68,102       $     63,126
                                                    ============       ============

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

5.     ACQUISITIONS

       On July 19, 1999, the Company, through its subsidiary Bumble Bee Seafoods, Inc., acquired the manufacturing, sales distribution and marketing operations of Louis Kemp from Tyson Foods, Inc. for $68,792, including transaction fees. The Company financed this acquisition with borrowings under its Senior Bank Facilities. Louis Kemp manufactures and sells refrigerated and frozen surimi products. Surimi-based products are made from North Pacific ocean pollack and whiting fish meats. These products are primarily sold under the tradename Louis Kemp and other tradenames such as Captain Jac(R), SeaFest(R) and Pacific Mate(R).

       On January 19, 1999, the Company, through its subsidiary Bumble Bee Seafoods, Inc., acquired the Clover Leaf and Paramount canned seafood brands and business of British Columbia Packers ("Clover Leaf/Paramount brands") from George Weston Ltd. of Canada for a total purchase price of $40,394, including transaction fees. The acquisition was funded with borrowings under the Company's Senior Bank Facilities and cash on hand. The excess of cost over fair value of net assets acquired for the above acquisitions is amortized over 40 years for identifiable intangibles and for goodwill. These acquisitions have been accounted for using the purchase method of accounting, and the operating results of the acquired companies have been included in the consolidated financial statements from the dates of acquisition. The information below includes non-cash investing and financing activities supplemental to the consolidated statements of cash flows. A summary of the excess of cost over fair value of net assets acquired resulting from purchase price allocations for the 1999 acquisitions is as follows:

                                                                       CLOVER LEAF/
                                                        LOUIS            PARAMOUNT
                                                        KEMP               BRANDS
                                                    ------------       ------------
Cost of acquisition, including
  transaction fees                                  $     68,792       $     40,394
Less acquired assets:
  Current assets                                          10,094             38,962
  Property, plant and equipment                           18,111              1,180
  Other assets                                              --                 --
Add: liabilities assumed                                   1,016              9,411
                                                    ------------       ------------
Excess of cost over net assets acquired,
    including identifiable intangibles              $     41,603       $      9,663
                                                    ============       ============

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

      Acquisitions, (Continued)

      The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Clover Leaf/Paramount and Louis Kemp and divestiture of Polaner had occurred as of the beginning of 1999 and reflect proforma adjustments for goodwill, interest expense and tax expense:

                                                 For the Three Months Ended
                                                        March 31, 1999
                                           ---------------------------------------
                                            IHF(1)     Acquisitions(2)      Total
                                           --------    ---------------    --------
      Net sales                            $509,122        $33,952        $543,074
      Operating income                     $ 62,767        $   379        $ 63,146
      Net income                           $ 22,547        $  (486)       $ 22,061

      Earnings per share:
          Basic                            $   0.31        $ (0.01)       $   0.30
          Diluted                          $   0.30        $ (0.01)       $   0.29

      (1)  Excludes operations of and gain on sale of Polaner (See Note 6).
      (2)  Amounts include Louis Kemp and Clover Leaf/Paramount brands.
      The unaudited pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the period presented, nor do they purport to be indicative of the results that will be obtained in the future.

6.    SALE OF BUSINESS

      On February 5, 1999 the Company sold its Polaner fruit spreads and spices business to B&G Foods, Inc. for approximately $30.0 million in cash, resulting in a gain of $15.8 million ($9.6 million, net of tax or $0.13 per diluted share).

7.    RELATED PARTY TRANSACTIONS

      Effective November 1, 1996, the Company entered into a 10-year monitoring and oversight agreement with an affiliate of its largest stockholder. The agreement provides for an annual fee of the greater of $1,000 or 0.1% of the budgeted consolidated net sales of the Company for the current year. In addition, effective November 1, 1996, the Company entered into a financial advisory agreement with the affiliate under which the affiliate will be entitled to a fee of 1.5% of the transaction value, as defined, for each add-on transaction, as defined. The Company incurred monitoring and oversight fees of $579 and $487 and financial advisory fees of $0 and $546 for the three months ended March 31, 2000 and 1999, respectively.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

8.     GUARANTOR FINANCIAL DATA

       The Company's Senior Subordinated Notes are fully and unconditionally guaranteed by each of the Company's subsidiary guarantors on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning each of the subsidiary guarantors because management has determined that such information is not material to the holders of the Senior Subordinated Notes. The financial information for 2000 reflects the corporate re-organization, resulting from the Company's tax restructuring, effective January 1, 2000. Certain intercompany sales transactions between the parent and guarantor subsidiaries have been eliminated. Presented below is consolidating financial information including summarized combined financial information of the subsidiary guarantors:

     FOR THE THREE MONTHS ENDED
     MARCH 31, 2000
      (unaudited)

                                                                             Non-
                                                          Guarantor        Guarantor
                                            Parent       Subsidiaries     Subsidiaries     Eliminations    Consolidated
                                          ---------      ------------     ------------     ------------    ------------
     Net sales                            $ 265,650       $ 514,241        $  47,133         (265,650)       $ 561,374

     Gross profit                           154,992         268,811           17,302         (172,864)         268,241

     Net income                              14,627          11,049              850             --             26,526

     Net cash provided by (used in)
       operating activities                  10,552          15,781           (1,280)            --             25,053

     Net cash provided by (used in)
       investing activities                     359         (16,287)            (514)            --            (16,442)

     Net cash provided by (used in)
       financing activities                  27,674         (36,156)           1,442             --             (7,040)

   FOR THE THREE MONTHS ENDED
     MARCH 31, 1999
      (unaudited)

                                                                             Non-
                                                          Guarantor        Guarantor
                                            Parent       Subsidiaries     Subsidiaries     Eliminations     Consolidated
                                          ---------      ------------     ------------     ------------     ------------
Net sales                                 $ 220,671       $ 250,911        $  42,604             --          $ 514,186

Gross profit                                128,854          92,109           12,861             --            233,824

Net income                                    7,304          23,411(1)         1,816             --             32,531(1)

Net cash provided by (used in)
  operating activities                       53,535          33,488           (8,567)            --             78,456

Net cash (used in) provided by
  investing activities                         (531)         13,538          (31,605)            --            (18,598)

Net cash (used in) provided by
  financing activities                      (52,453)        (45,002)          42,806             --            (54,649)


       The 1999 amounts have been reclassified for consistency from amounts previously reported. Amounts are not intended to report results as if the subsidiaries were separate stand-alone entities.

       (1) Includes an after-tax gain of $9.6 million ($15.8 million pre-tax) from sale of the Polaner fruit spread and spice business.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

     Guarantor Financial Data, (Continued)


     MARCH 31, 2000
       (unaudited)

                                                                              Non-
                                                          Guarantor        Guarantor
                                           Parent       Subsidiaries     Subsidiaries     Eliminations     Consolidated
                                          ---------      ------------     ------------     ------------    ------------
Current assets                            $   34,545       $  433,725      $   84,934       $     --         $  553,204

Non-current assets                         1,120,208          675,209          14,219         (791,013)       1,018,623

Current liabilities                          220,889          174,748          14,668             --            410,305

Non-current liabilities                      963,535           50,572          35,374          (58,567)         990,914

DECEMBER 31, 1999

Current assets                            $  132,979       $  304,110      $   91,261       $     --         $  528,350

Non-current assets                         1,091,493          670,803             808         (742,081)       1,021,023

Current liabilities                          200,671          132,201          21,957             --            354,829

Non-current liabilities                    1,041,449            5,195          33,109          (27,261)       1,052,492


9.     IMPACT OF RECENT ACCOUNTING STANDARDS

       In June 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", was issued to establish standards for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. This statement requires all derivatives to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS 133. SFAS 133, as amended by SFAS 137, "Deferral of the effective date of SFAS 133", is effective for fiscal years beginning after June 15, 2000. The Company is currently evaluating the effect this statement will have on its financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.    EARNINGS PER SHARE

       The table below summarizes the numerator and denominator for the basic and diluted earnings per share calculations (in thousands, except per share amounts).

                                                   For the Three Months Ended
                                                           March 31,
                                                      2000           1999
                                                    --------       --------
Numerator:

  Net income available to common
     shares                                         $ 26,526       $ 32,531

Denominator:

  Average number of shares outstanding                73,918         73,303
  Effect of dilutive stock options                     2,111          2,500
                                                    --------       --------
  Total number of shares outstanding                  76,029         75,803

  Basic earnings per share                          $   0.36       $   0.44

  Diluted earnings per share                        $   0.35       $   0.43


11.    RESTRUCTURING

       In September 1998, in conjunction with management's plan to reduce costs and improve operational efficiencies, the Company recorded a restructuring charge of $118.1 million ($75.3 million after tax). The principal actions in the restructuring plan involved the closure of the Vacaville, California and Clearfield, Utah production facilities and the related impact of the transfer of production to other facilities, mainly Milton, Pennsylvania, and the write-down of goodwill associated with the Campfire crisp rice snack bar brand and the Polaner fruit spreads brand. The Polaner business was subsequently sold (Note 6).

       At March 31, 2000, $3.0 million of restructuring charges remained in other accrued liabilities. This amount is comprised of multi-employer pension plan settlements and certain other employee benefit related costs. Payments totaling $8.1 million have been made to date, including $0.2 million for the three months ended March 31, 2000.